EXHIBIT 15.1


CENDANT CORPORATION

EXHIBIT 15     - LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

December 17, 1997

Shareholders and Board of Directors
Cendant Corporation (formerly named "CUC International Inc.")

We are aware of the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-8 (Registration Statement No. 333-34517-2), of Cendant Corporation (formerly "CUC International Inc.") pertaining to the HFS Incorporated 1992 Incentive Stock Option Plan and HFS Incorporated Amended and Restated 1993 Stock Option Plan, for the registration of its common stock of our report dated June 13, 1997 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. ("CUC") that was included in CUC's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                    /s/ Ernst & Young

Stamford, Connecticut